UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2023

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34034	63-0589368
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1900 Fifth Avenue North

Birmingham, Alabama 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RF	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B	RF PRB	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C	RF PRC	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 4.45% Non-Cumulative Perpetual Preferred Stock, Series E	RF PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2023, the Board of Directors (the “Board”) of Regions Financial Corporation (the “Company”) approved and adopted amendments (the “Amendments”) to the Company’s Amended and Restated By-Laws (the “By-Laws”) to revise and implement certain procedural and disclosure requirements for the Company’s stockholders proposing director nominations for consideration at the Company’s annual or special meetings. The Amendments also include updates to matters to align to recent amendments to the Delaware General Corporation Law with respect to quorum, adjournments, notices of meetings, ability of the Board to take actions, record dates, and stock certificates.

With respect to stockholder notification of director nominations, the By-Laws:

•	Clarify certain procedural requirements related to the form of the delivery of notices and the number of nominees that stockholders may nominate for election;

•

Enhance the disclosure requirements to include additional information regarding the stockholder making the director nomination(s), the director nominee(s), and their associates and affiliates and that the information is updated and supplemented to be accurate and timely; and

•

Require that the stockholder making the director nomination(s), pursuant to Rule 14a-19, provide a representation regarding whether such stockholder intends to solicit the holders of shares of the Company’s common stock representing at least 67% of the voting power of the shares entitled to vote on the election of directors and provide reasonable evidence of compliance with the rules.

In addition, the existing exclusive forum provision of the By-Laws has been updated to specify the Court of Chancery of the State of Delaware as the exclusive forum and otherwise conformed to recent court decisions regarding the application of such provision. The By-Laws have also been revised to clarify that indemnification applies to directors and officers and further updated with respect to the administration of proceedings and expenses. Other technical, conforming, clarifying, and modernizing revisions have also been made to the By-Laws.

The foregoing summary is qualified in its entirety by reference to the By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	By-Laws of Regions Financial Corporation, as amended and restated as of October 18, 2023.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2023	REGIONS FINANCIAL CORPORATION

	By:	/s/ Tara A. Plimpton
	Name:	Tara A. Plimpton
	Title:	Chief Legal Officer and Corporate Secretary

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